Exhibit 10.4

Non-Employee Directors

UGI CORPORATION
2013 OMNIBUS INCENTIVE COMPENSATION PLAN
STOCK UNIT GRANT LETTER
This STOCK UNIT GRANT LETTER is dated January 24, 2017 (the “Date of Grant”) and delivered by UGI Corporation (“UGI”), to _______________________ (the “Participant”) (the “Grant Letter”).
RECITALS
The UGI Corporation 2013 Omnibus Incentive Compensation Plan, as amended (the “Plan”) provides for the grant of stock units with respect to shares of common stock of UGI (“Shares”). The Board of Directors of UGI (the “Board”) has decided to make a stock unit grant to the Participant.
NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:
1.Grant of Stock Units.
(a)    Subject to the terms and conditions set forth in this Grant Letter, the Board hereby awards the Participant an award of 3,000 Stock Units (as defined in Section 4). The Stock Units are granted with Dividend Equivalents (as defined in Section 4).
(b)    UGI shall keep records in an Account (as defined in Section 4) to reflect the number of Stock Units and Dividend Equivalents credited to the Participant. Fractional Stock Units shall accumulate in the Participant’s Account and shall be added to other fractional Stock Units to create whole Stock Units.
2.    Dividend Equivalents with Respect to Stock Units.
(a)    Crediting of Dividend Equivalents. From the Date of Grant until the Participant’s Account has been fully distributed, on each payment date for a dividend paid by UGI on its Shares, UGI shall credit to the Participant’s Account an amount equal to the Dividend Equivalent associated with the Stock Units credited to the Participant on the record date for the dividend.
(b)    Conversion to Stock Units. On the last day of each Plan Year (as defined in Section 4), the amount of the Dividend Equivalents credited to the Participant’s Account during that Plan Year shall be converted to a number of Stock Units, based on the Unit Value (as defined in Section 4) on the last day of the Plan Year. In the event of a Change of Control (as defined in the Plan) or in the event the Participant dies or Separates from Service (as defined in Section 4) prior to the last day of the Plan Year, as soon as practicable following such event, and in no event later than the date on which Stock Units are redeemed in accordance with Section 3, UGI shall convert the amount of Dividend Equivalents previously credited to the Participant’s Account during the Plan Year to a number of Stock Units based on the Unit Value on the date of such Change of Control, death or Separation from Service.
3.    Events Requiring Redemption of Stock Units.
(a)    Redemption. UGI shall redeem Stock Units credited to the Participant’s Account at the times and in the manner prescribed by this Section 3. When Stock Units are to be redeemed, UGI will determine the Unit Value of the Stock Units credited to the Participant’s Account as of the date of the Participant’s Separation from Service or death. Except as described in subsection (c) below, an amount equal to 65% of the aggregate Unit Value will be paid in the form of whole Shares (with fractional Shares paid in cash), and the remaining 35% of the aggregate Unit Value will be paid in cash.
(b)    Separation from Service or Death. In the event the Participant Separates from Service or dies, UGI shall redeem all the Stock Units then credited to the Participant’s Account as of the date of the Participant’s Separation from Service or death. In the event of a Separation from Service, the redemption amount shall be paid within 30 business days after the date of the Participant’s Separation from Service. In the event of death, the redemption amount shall be paid to the Participant’s estate within 60 business days after the Participant’s death.
(c)    Change of Control. In the event of a Change of Control, UGI shall redeem all the Stock Units then credited to the Participant’s Account. The redemption amount shall be paid in cash on the closing date of the Change of Control (except as described below). The amount paid shall equal the product of the number of Stock Units being redeemed multiplied by the Unit Value at the date of the Change of Control. However, in the event that the transaction constituting a Change of Control is not a change in control event under section 409A of the Code (as defined in Section 4), the Participant’s Stock Units shall be redeemed and paid in cash upon Separation from Service on the applicable date described in subsection (b) above (based on the aggregate Unit Value on the date of Separation from Service as determined by the Board), instead of upon the Change of Control pursuant to this subsection (c). If payment is delayed after the Change of Control, pursuant to the preceding sentence, the Board may provide for the Stock Units to be valued as of the date of the Change of Control and interest to be credited on the amount so determined at a market rate for the period between the Change of Control date and the payment date.
(d)    Deferral Elections. Notwithstanding the foregoing, pursuant to the Deferral Plan, the Participant may make a one-time, irrevocable election to elect to have all of the Participant’s Stock Units credited to the Participant’s account under the Deferral Plan on the date of the Participant’s Separation from Service, in lieu of the redemption and payments described in subsection (b) above. If the Participant makes a deferral election, the Participant’s Stock Units will be credited to the Participant’s account under the Deferral Plan at Separation from Service and the amount credited to the Deferral Plan shall be distributed in accordance with the provisions of the Deferral Plan. If the Participant makes a deferral election under the Deferral Plan and a Change of Control occurs: (i) subsection (c) above shall apply if the Change of

Control occurs before the Participant’s Separation from Service and (ii) the terms of the Deferral Plan shall apply if the Change of Control occurs after or simultaneously with the Participant’s Separation from Service. An election under the Deferral Plan shall be made in writing, on a form and at a time prescribed by the committee that administers the Deferral Plan and shall be irrevocable upon submission to the Corporate Secretary.
4.    Definitions. For purposes of this Grant Letter, the following terms will have the meanings set forth below:
(a)    “Account” means UGI’s bookkeeping account established pursuant to Section 1, which reflects the number of Stock Units and the amount of Dividend Equivalents standing to the credit of the Participant.
(b)    “Dividend Equivalent” means an amount determined by multiplying the number of Shares subject to Stock Units by the per-share cash dividend, or the per-share fair market value of any dividend in consideration other than cash, paid by UGI on its common stock.
(c)    “Code” means the Internal Revenue Code of 1986, as amended.
(d)    “Deferral Plan” means the UGI Corporation 2009 Deferral Plan.
(e)    “Plan Year” means the calendar year.
(f)    “Separates from Service” or “Separation from Service” means the Participant’s termination of service as a non‑employee director and as an employee of UGI for any reason other than death and shall be determined in accordance with section 409A of the Code.
(g)    “Stock Unit” means the right of the Participant to receive a Share of UGI common stock, or an amount based on the value of a Share of UGI common stock, subject to the terms and conditions of this Grant Letter and the Plan.
(h)    “Unit Value” means, at any time, the value of each Stock Unit, which value shall be equal to the Fair Market Value (as defined in the Plan) of a Share on such date.
5.    Taxes. All obligations of UGI under this Grant Letter shall be subject to the rights of UGI as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.
6.    Conditions. The obligation of UGI to deliver Shares shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of Shares to the Participant pursuant to this Grant Letter is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

7.    Grant Subject to Plan Provisions and Company Policies.
(a)    This grant is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares issued under the Plan, (ii) changes in capitalization of UGI and (iii) other requirements of applicable law. The Board shall have the authority to interpret and construe this Grant Letter pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
(b)    All Shares issued pursuant to this Stock Unit grant shall be subject to any applicable policies implemented by the Board of Directors of UGI, as in effect from time to time.
8.    No Shareholder Rights. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to Shares, until certificates for Shares have been issued upon payment of Stock Units. The Participant shall not have any interest in any fund or specific assets of UGI by reason of this award or the Stock Unit account established for the Participant.
9.    Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. If the Participant dies, any payments to be made under this Grant Letter after the Participant’s death shall be paid to the Participant’s estate. The rights and protections of UGI hereunder shall extend to any successors or assigns of UGI and to UGI’s parents, subsidiaries, and affiliates.
10.    Compliance with Code Section 409A. Notwithstanding any other provisions hereof, this Grant Letter is intended to comply with the requirements of section 409A of the Code. For purposes of section 409A, each payment of compensation under this Grant Letter shall be treated as a separate payment.
11.    Applicable Law. The validity, construction, interpretation and effect of this Grant Letter shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
12.    Notice. Any notice to UGI provided for in this Grant Letter shall be addressed to UGI in care of the Corporate Secretary at UGI’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of UGI, or to such other address as the Participant may designate to UGI in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the parties have executed this Stock Unit Grant Letter as of the Date of Grant.
Attest:                        UGI Corporation

By:
                         Name:                                                  Title:

I hereby (i) acknowledge receipt of the Plan incorporated herein, (ii) acknowledge that I have read the Grant Letter and understand the terms and conditions of it, (iii) accept the Stock Units described in the Grant Letter, (iv) agree to be bound by the terms of the Plan and the Grant Letter, and (v) agree that all the decisions and determinations of the Board or the Committee shall be final and binding on me and any other person having or claiming a right under this Grant.

Participant

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